Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of Qutoutiao Inc. filed pursuant to Rule 462(b) of the Securities Act of 1933 of our report dated March 13, 2019 relating to the financial statements of Qutoutiao Inc., which appears in the Registration Statement on Form F-1 (No. 333-230624) of Qutoutiao Inc.. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-230624).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

April 3, 2019